Exhibit 10.11

This lease agreement is made this fourteenth day of April, 1994 (nineteen hundred and ninety four), by and between Monument Road Associates, LESSOR, and First Sterling Bank, LESSEE, whereby the parties agree that lessor will lease to lessee the existing bank branch and adjoining corner office space on the first floor of the building situated at 50 Monument Road, Bala Cynwyd, Lower Merion Township, Montgomery County, Pennsylvania, under the terms and conditions herein set forth.

Lease Term: This lease shall have an initial term of ten years beginning on May 1, 1994 and terminating on April 30, 2004. Lessee shall have the right to exercise each of three (3) renewal options for a term of five (5) years each. Lessee shall give the lessor at least eight (8) months advance written notice before the expiration of the existing lease or any renewal or extension thereof, if lessee chooses to exercise any or all of the renewal options provided for in this lease. If lessee fails to provide lessor with such advance notice, then this lease shall terminate as of the date of the then current lease term and lessor may immediately proceed to rerent this space to a new tenant. The last renewal option, if exercised, shall terminate on April 30, 2019.

Leased Premises: Bank branch located in the building at 50 Monument Road. Consisting of 3,200 square feet of rental space being the Bank space formerly occupied by Fidelity Bank, and an adjoining office space of approximately 1,300 square feet next to the Bank, these footages including the common area allocated space within the building. The Bank space to be leased will include all fixtures and improvements that were purchased by the landlord represented to include night depository, security equipment, if any, teller counters, leasehold improvements including the vault and vault door and existing safe deposit boxes, under counter equipment, exterior sign standards, wall coverings, glass partitions, etc., as currently exist on premises. Lessee hereby accepts possession of the premises in their as is condition on the date hereof. Lessor makes no representation or warranty concerning the quality or condition of the premises or any of the fixtures, improvements, or equipment. Lessee is responsible for obtaining and maintaining any approvals needed to operate the leased premises for the use as a branch banking facility and will provide lessor copies of such approvals. Any revocation of such approval shall constitute a default under this lease. The lease for the adjoining 1,300


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square foot space shall terminate as of the time of termination of the lease for the bank branch space.

Rental for Bank Branch: The yearly rental for the 3,200 square feet of the bank branch shall be as follows:

      During the first three year period, commencing on May 1, 1994, until April 30, 1997, the rent shall be $28.00 per square foot which is $89,600.00 (3200 x $28) per year.

      From May 1, 1997 to April 30, 1998, the rent shall be $29.20 per square foot, for a total of $93,440.00 (3200 x $29.20) per year.

      For the period May 1, 1998 to April 30, 1999 the rent shall be $30.48 per square foot, for the total of $97,536.00 (3200 x $30.48) per year.

      For the period May 1, 1999 to April 30, 2000 the rent shall be $31.31 per square foot, for the total of $100,192.00 (3200 x $31.31) per year.

      For the period May 1, 2000 to April 30, 2001 the rent shall be $32.25 per square foot, for the total of $103,200.00 (3200 x $32.25) per year.

      For the period May 1, 2001 to April 30, 2002 the rent shall be $33.21 per square foot, for the total of $106,272.00 (3200 x $33.21) per year.

      For the period of May 1, 2002 to April 30, 2003 the rent shall be $34.21 per square foot, for the total of $109,472.00 (3200 x $34.21) per year.

      For the period of May 1, 2003 to April 30, 2004 the rent shall be $35.24 per square foot, for the total of $112,768.00 (3200 x $35.24) per year.

Option Rentals for the 3200 Square feet of the Bank Branch Space: The yearly rental during each year of each option shall increase over the prior years rent by an amount equal to the percentage increase in the CPI for the prior twelve month period ending two months before the then current lease year inception date. This percentage increase shall be no less than (2) two percent in each year and not more than (5) five percent during the first five year option (lease years 11 through 15), and not more than (6) six percent yearly increase during the second and third option periods (lease years 16 through 25). During the first rental renewal option, for the five year period from May 1, 2004 to April 30, 2009, the yearly rent shall be as follows:


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      For the period May 1, 2004 to April 30, 2005, the yearly rental per square foot shall be $35.24 plus a percentage increase equal to the percentage increase in the Philadelphia area Consumer Price Index for the period March 1, 2003 to February 28, 2004. The minimum increase shall be (2) two percent per year and the maximum increase shall be (5) five percent per year.

      For the period May 1, 2005 to April 30, 2006, the rent shall be the rental which existed during the preceding year (ending April 30, 2005) plus a percentage increase equal to the Philadelphia area Consumer Price Index for the period March 1, 2004 to February 28, 2005. The minimum yearly increase shall be
(2) two percent and the maximum shall be (5) five percent per year. This pattern shall continue for all years of the option period, except that the maximum increase is (6) six percent during the last two renewal option periods, years 16 to 25.

For example, if the CPI increase in the March through February period preceding the then current lease is (3) three percent for year one and (2) two percent for year two of this renewal term, the rent for year one of this renewal would be $35.24 plus (3) three percent, or $1.06, for a total of $36.30 or $116,160.00
(3200 x $36.30) a year rent in year eleven of this lease and in year twelve, the yearly rental would be $36.30 plus $.073 for a total of $37.03 per square foot which is $118,496.00 in yearly rental.

Rental for 1,300 Square Feet of Contiguous Office Space: Lessee shall lease the 1,300 square feet of office space adjacent to the Bank branch in this lease. The yearly rental shall be $18.00 (eighteen dollars) per square foot for a total of $23,400.00 per year for the first year. For the next twenty four years, including the three five year renewal options, the rental shall increase each year by the percentage increase in the Philadelphia area Consumer Price Index for the twelve months ending two months prior to the then beginning lease year. There will not be any minimum or maximum increase on the lease for this space. (see example above). If the CPI increased by (3) three percent every year, for example, the rent for each of the first eight years would be, per square foot, as follows: $18.00, $18.54, $19.10, $19.67, $20.26, $20.87, $21.50, $22.14.

Alterations and Improvements: Lessee is responsible for all alterations or improvements which lessee wishes to make to the leased premises. However, prior to making any changes or alterations or performing any work on the leased premises, lessee will submit to lessor the full information, plans, and/or specifications of all work which lessee would like to perform. All work is subject to the advance written approval of lessor, although lessor's approval of non-structural work shall not be unreasonably withheld. Lessor is particularly concerned that the existing improvements and appearance in the bank branch be


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maintained and that any alterations in that space be in keeping with the append quality which currently exists. Lessee will provide lessor with proper certificates of insurance and will hold lessor completely harmless for all work, injuries to workmen, full payment to all contractors and workmen, and for any other manner of liability for which lessor could or does become liable by reason of any work performed on or about lessee's premises. At the end of the lease term, lessee will return premises to lessor in the same condition as it is at the inception of lease (in addition to alterations approved by lessor), reasonable wear with good maintenance and care, excepted.

Use of Premises: Lessee is leasing the within premises for use as a branch bank facility and the uses commonly associated therewith. The adjoining office space is contemplated for use as a loan office and for other uses typically associated with a branch or regional bank facility. Lessee shall not use these premises for any other purpose without the advance written consent of lessor, which consent lessor shall not be obligated to give. Lessee shall use the premises during normal business hours as are typically operated by a branch banking facility. Lessee shall at all times maintain premises in a clean and safe manner and in compliance with all governmental and safety codes, ordinances and common practices. Lessee will be liable to lessor for any damage or destruction to premises, whether from fire, accident, or any other cause and, not caused by lessor's negligence. Lessee will make sure that no damage, abuse, misuses, nuisance, or other inappropriate acts are committed on the premises and will immediately repair and restore the premises if any such acts occur. In the event of failure of lessee to perform such repairs in a speedy and workmanlike manner, lessor may charge lessee for the full cost of such work and arrange for such work to be done.

Subletting: Lessee shall not sublet, underlet, give and divide, or re-lease these premises or any signage thereof to any other party or for any other purpose than stated herein without the advance written consent and within the sole discretion of lessor. However, this clause shall not restrict or in any way limit the ability of First Sterling Bank to assign the entirety of its lease to another banking entity which will operate this facility in the matter herein described such as through a merger or sale of First Sterling Bank. If lessee wishes to sublet it's leased space, other than as in preceding sentence, lessor shall have the option, but not obligation, to terminate this lease for the space being offered for subletting, whether the 1,300 square feet of office space or the 3,200 square feet of the bank branch, or both.

Inspection and Access to Premises: Lessor shall at all reasonable times have access to leased premises when accompanied


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by a banking officer or other available employee (as designated by a banking officer) of lessee for purpose of performing maintenance or repairs, inspections, showing premises to inspectors, appraisers, etc., and for showing premises to prospective tenants if lessee is in default of lease or does not exercise a renewal option.

Condemnation or Taking By a Public Authority: If all or any part of the within leased premises are condemned for any public purpose, lessor shall not be responsible for any damages or losses suffered by lessee as result of any condemnation for public purposes. If all of the premises shall be condemned for public purposes then the lease will terminate as of the date of condemnation. If only part of the premises is condemned and the remainder of the premises is reasonably useable for lessee's purpose, then the lease will not be terminated, but the rent and other charges payable thereunder shall equitably abate.

Casualty or Fire: Lessor shall not be liable in any way to lessee for any losses or damages suffered through any casualty or fire or damage to the leased premises. In the event of partial or total destruction of said premises, the rent herein stated shall be abated as that portion of the premises and for the period of time which those premises cannot be used by the lessee for the purposes herein stated. If lessor is not able to or does not rebuild, repair, or restore the damaged premises to the condition that existed before such damage or destruction within a period of nine months from the date of its occurrence, then both lessee and lessor shall each have the option to terminate this lease as of the end of such nine month period or as of date lessor notifies lessee that such timely restoration will not take place.

Insurance and Indemnity: Lessee shall at all times maintain lessor as an additional insured at no extra cost to lessor, on all liability and umbrella insurance policies which it maintains for the benefit of these premises and furnish lessor with certificate(s) of insurance showing such coverage. Lessee shall maintain no less that $1,000,000 of such public liability policies at all times for the leased premises and for any and all work performed thereon, with lessor as an additional insured at all times on all such policies. Lessee shall be fully liable for al injuries suffered on premises by its employees, customers, visitors, or others.

Building Operating Costs:

Utilities Lessee to pay all utilities expenses for all its leased space including all electric, heat, air conditioning, telephone, gas and any other utilities used on or about the leased premises. Lessor will provide a separate meter for the bank branch leased space.


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Cleaning Lessor will be responsible for cleaning the contiguous 1,300 square foot area. Lessee will be responsible for all cleaning and janitorial expenses in the Bank space.

Other Building Expenses: Lessor shall be responsible for other building operating expenses, including but not limited to real estate taxes, property insurance, elevators, mechanical equipment, management, etc., except for the utility and cleaning expenses as above set forth.

Method of Rental Payment: Lessee shall pay the yearly rental in twelve equal advance monthly installments during the term of this lease and all extensions thereof. The rent for May 1994 shall be due no later than May 1, 1994 and each successive monthly payment shall also be due the first day of each calendar month. Lessee shall pay a late fee of (5) five percent on all rents not received by lessor by the fifth day of the month, after written notice of non-payment is received by lessee and a late fee of (10) ten percent on all rents not received by the tenth day of the month, after written notice of non-payment is received by lessee. All rents to be sent to the office of University City Housing Company, 1062 Lancaster Avenue, Rosemont, PA 19010, Suite 617. All checks to be made out to Monument Road Associates.

Default and Eviction:  Lessee shall be in default under this lease if:

      a. lessee fails to pay any sum due under this lease for a period of more than ten (10) days, after written notice of non- payment is received by lessee; or

      b. lessee fails to perform in any other term of this lease and such failure continues for more than thirty (30) days after written notice is received by lessee, and the failure by lessee to observe or perform any of the covenants, conditions, or provisions of this lease to be observed or performed by the lessee, where such failure shall continue for a period of thirty (30) days after written notice thereof by lessor to lessee; provided, however, that if the nature of lessee's default or failure to pay or perform is such that more than thirty (30) days are reasonably required for its cure, then lessee shall not be deemed to be in default if lessee commences such cure within thirty (30) day period and thereafter diligently prosecutes such cure to completion; or

      c. lessee files a petition for bankruptcy or has such a petition field against it and such petition is not dismissed or terminated within sixty (60) days.

In the event any of such default, lessor may at its option either:


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      1. repossess premises without terminating the lease and relet the premises and apply the rent to amounts owed by lessee; or

      2. terminate the lease, repossess the premises, and recover from lessee all sums required to be paid up to the time of repossession, together with the value of all other rent required to be paid under the terms of the lease in excess of the reasonable rental value of the premises.

Parking: First Sterling will be allocated a minimum of (8) eight reserved and restricted parking spaces adjacent to the bank's office space for customer use in addition to the pro rata number of parking places for employees.

Drive-In: First Sterling Bank shall have the right to pursue a drive-in banking facility at this location assuming the zoning approval can be obtained and the costs of installation of the drive-in facility are born by First Sterling Bank, subject to this facility not diminishing the number of parking spaces.

Automatic Teller Machine: First Sterling Bank shall have the right to pursue an automatic teller machine installation at this location assuming that zoning approval can be obtained and the cost of installation of the automatic teller machine facility are born by First Sterling Bank. Lessee shall submit plans of such installation for lessor's reasonable review.

Signage: Tenant will be permitted to use exterior signage equal to the same square footage as used by Fidelity Bank, the former tenant.

General Provisions:

      a. Notices: All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the lessor to the lessee shall be sent by United States mail, postage paid, addressed to the lessee at the premises, or to such other place as a lessee may be from time to time designate in a notice to the lessor. All notices and demands by the lessee to the lessor shall be sent by United States mail, prepaid postage, addressed to the lessor at the office of the building, or to such other person or place as the lessor may from time to time designate in a notice to the lessee.

      b. Recordation. Neither lessor nor lessee shall record this lease or a short form memorandum hereof without the prior written consent of the other party, which shall not be withheld unreasonably.

      c. Quiet Possession. Upon lessee paying the rent reserved hereunder after observing and performing all of the covenants,


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conditions, and provisions on lessee's part to be observed and performed hereunder, lessee shall have quite possession of the premises for the entire term hereof, subject to all of the provisions of the lease.

      d. Prior Agreements. This lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This lease shall not be effective or binding on any party until fully executed by both parties hereto.

      e. Subordination, Attornment. Upon request of the lessor, lessee will in writing subordinate its rights hereunder to the lien of any first mortgage or first deed of trust to any bank, insurance company, or other lending institution, now or hereafter in force against the land and building of which the premises are a part, and upon any buildings hereafter placed upon the land of which the premises are a part and to all advances made or hereafter to be made upon the security thereof.

In the event any proceedings are bought for foreclosure or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the lessor covering the premises, the lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the lessor under this lease.

The provisions of this article to the contrary notwithstanding, and so long as the lessee is not in default hereunder, this lease shall remain in full force and effect for the full term thereof.

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written, and expressly intend to legally bound hereby.

LESSOR:


______________________________                  ________________________________
Monument Road Associates                        date

LESSEE:


______________________________                  ________________________________
First Sterling Bank                             date


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